UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2010

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2010, CME Group Index Services LLC (the "Issuer"), a subsidiary of CME Group Inc., priced an offering of $612.5 million in aggregate principal amount of 4.40% senior notes due 2018 (the "Notes"). The sale of the Notes is expected to be completed on or about March 18, 2010, subject to customary closing conditions. The Notes will be fully and unconditionally guaranteed on a senior basis by CME Group Inc. The Issuer will be the wholly-owned subsidiary of a new joint venture that will be 90% owned by CME Group and 10% owned by Dow Jones & Company and will own the Dow Jones Indexes business and the CBOT market data services business. The offering of the Notes and the transactions creating the joint venture are expected to close concurrently. The Issuer will use the net proceeds from the offering to fund a special distribution of approximately $607.5 million to Dow Jones & Company. Any net proceeds in excess of such amount will be used by the Issuer for general corporate purposes. The Notes and the related guarantee were only offered to qualified institutional buyers pursuant to Rule 144A under the United States Securities Act of 1933, as amended ("Securities Act") and to non-US persons pursuant to Regulation S under the Securities Act.

In connection with the offering, CME Group Inc. and the Issuer entered into a Purchase Agreement, dated March 8, 2010 (the "Purchase Agreement"), between CME Group Inc., the Issuer and Barclays Capital Inc., Banc of America Securities LLC and UBS Securities LLC, as representatives of the several initial purchasers named therein (together, the "Initial Purchasers"). Pursuant to the Purchase Agreement, the Issuer agreed to sell to the Initial Purchasers, and the Initial Purchasers agreed to purchase the Notes for resale, and CME Group Inc. agreed to fully and unconditionally guarantee the Notes. The Purchase Agreement includes customary representations, warranties and covenants by CME Group Inc. and the Issuer. It also provides for customary indemnification by each of CME Group Inc., the Issuer and the Initial Purchasers against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Purchase Agreement, dated March 8, 2010, between CME Group Inc., CME Group Index Services LLC and Barclays Capital Inc., Banc of America Securities LLC and UBS Securities LLC, as representatives of the several initial purchasers, named therein.

The Notes and the related guarantee have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the Notes and the related guarantee will be made exclusively by means of a private offering memorandum. Statements contained in this Current Report on Form 8-K may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. CME Group's actual results may differ materially from those set forth in any forward-looking statements due to a number of risks, uncertainties and other factors, as described in CME Group's filings with the Securities and Exchange Commission. CME Group does not assume any obligation to update its forward-looking statements.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

March 10, 2010	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel & Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

1.1	Purchase Agreement, dated March 8, 2010, between CME Group Inc., CME Group Index Services LLC and Barclays Capital Inc., Banc of America Securities LLC and UBS Securities LLC, as representatives of the several initial purchasers named therein.